BLUE RIDGE REAL ESTATE COMPANY
BIG BOULDER CORPORATION

Notice of Annual Meetings of Shareholders
August 17, 1999

To The Shareholders:

     The Annual Meetings of Shareholders of Blue Ridge Real Estate Company and Big Boulder Corporation (the (Corporations() will be held on August 17, 1999, at the Summit Lodge at Jack Frost Mountain in Kidder Township, Carbon County, Pennsylvania, at 11:00 A.M., Local Time. The two meetings will be held simultaneously, as a joint meeting, since under a Security Combination Agreement between the two Corporations and under their By-Laws, the shares of the two Corporations are combined and traded together in unit certificates. The purposes of each meeting are as follows:

(1)  To elect Directors of each of the Corporations


(2) To transact such other business as may properly come before the meetings.

Shareholders of record as shown by the transfer books of the Corporations at the close of business on June 18, 1999, are entitled to notice of and to vote at said meetings.

     By order of the Board of Directors of Blue Ridge Real Estate
Company and Big Boulder Corporation.

	Eldon D. Dietterick
	Secretary
 July 6, 1999

BLUE RIDGE REAL ESTATE COMPANY
BIG BOULDER CORPORATION
Blakeslee, Pennsylvania

PROXY STATEMENT
for the
ANNUAL MEETINGS OF SHAREHOLDERS
August 17, 1999

     This Proxy Statement is being mailed on or about July 6, 1999 to the Shareholders of Record of Blue Ridge Real Estate Company and Big Boulder Corporation (each a (Corporation( and collectively the (Corporations() in connection with the Joint Annual Meetings of Shareholders of the Corporations to be held on August 17, 1999, at 11:00 A.M., Local Time, at the Summit Lodge at Jack Frost Mountain, Kidder Township, Carbon County, Pennsylvania and at any adjournment or adjournments thereof ("the Joint Meeting").

     Under a Security Combination Agreement between the Corporations and under the By-Laws of both Corporations, shares of the two Corporations are combined in unit certificates, each certificate representing the same number of shares of each of the Corporations. Shares of each Corporation may be transferred only together with an equal number of shares of the other Corporation. For this reason, the Annual Meetings of the Shareholders of both Corporations are held together as a Joint Meeting. At the Joint Meeting, separate votes will be held on the proposals concerning each Corporation, and shareholders have the right to vote their shares differently on similar proposals presented by each of the Corporations before the Joint Meeting. Only one Proxy Card has been supplied to Shareholders, but this Card constitutes separate proxies with regard to the shares of the respective Corporations, and provides means for Shareholders to give instructions for voting their Blue Ridge Real Estate Company shares separately from their Big Boulder Corporation shares.

     The proxies evidenced by the Proxy Card are solicited on behalf of the Boards of Directors of the respective Corporations. Each such proxy is subject to revocation by the Shareholder at any time before it is voted by filing notice of revocation with the Secretary of the Corporations or by filing a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Joint Meeting and voting in person.

     The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Meetings, the Annual Report, the enclosed form of Proxy Card and any additional material relating to the Joint Meetings which may be furnished to the Shareholders on behalf of the Board of Directors subsequent to the furnishing of this Proxy Statement have been or are to be borne by the Corporations, with each of the Corporations to pay one-half of such costs.

     In addition to the use of the mails, the Corporations may, if they consider it desirable, solicit proxies personally or by telephone or facsimile. Such solicitation may be made by officers, directors or employees of the Corporations without additional compensation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, in which event they will be reimbursed upon request for their out-of-pocket expenses incurred in connection therewith.

     A copy of the Corporations' Annual Report for the Fiscal Year ended March 31, 1999, accompanies this Proxy Statement but is not considered a part of the proxy-soliciting material. Additional copies of such report are available to any Shareholder upon request.

VOTING SECURITIES

     Each of the Corporations had outstanding on June 18, 1999, 1,971,958 shares of Common Stock, without par value, and neither has any other authorized class of securities. Only Shareholders of Record of the Corporations at the close of business on June 18, 1999 will be entitled to vote at the Joint Meeting. Each Shareholder has the right to cumulate his votes in the election of directors and may cumulate his votes differently in voting for the election of directors of each Corporation. Cumulative voting entitles the Shareholder to multiply his shares by the number of directors (5) to be elected, and to cast the number of votes so determined for one person or to distribute such number, in his discretion, among two or more persons. To vote cumulatively, a Shareholder must write the name of the nominee or nominees selected and the number of votes to be cast for each nominee following the words (Cumulative For( on the lines provided under Items 1 and 2 on the Proxy Card. On all other matters, each share of each of the Corporations will be entitled to one vote.

     Shares cannot be voted at the Joint Meeting unless the holder of record is present in person or represented by Proxy. The enclosed Proxy Card is a means by which a Shareholder may authorize the voting of his or her shares at the Joint Meeting. If a Proxy Card is properly executed, returned to the Corporations or their agent and not revoked, the shares represented by such Proxy Card will be voted in accordance with the instructions set forth thereon. Shareholders are urged to specify their choices by marking the appropriate box of the Proxy Card. If no instructions are given with respect to the matters to be acted upon, the shares represented by the proxy will be voted at the discretion of the proxy agents, as described below. If any other matters are properly presented at the Joint Meeting, the proxy agents will vote the proxies (which confer discretionary authority to vote on such matters) at their discretion. A Shareholder may attend the meeting even though he or she has executed a Proxy Card.

     With respect to each Corporation, presence at the Joint Meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum. With regard to the election of directors, Shareholders may cumulate votes for the nominees specified on the Proxy Card, as described above, or withhold votes for certain or all votes that are withheld will be excluded entirely from the vote and will have no effect. Brokers that are member firms of the New York Stock Exchange ("NYSE"), and who hold shares of the Corporations in street name for customers, have the authority under the rules of the NYSE to vote those shares only with respect to the election of directors if they have not received instructions from the beneficial owner.

ELECTION OF DIRECTORS

     Five directors of each Corporation are to be elected at the Joint Meeting, as set forth by resolution of the Board of Directors.

     The By-Laws of each of the Corporations permit up to eight members to comprise the whole Board of Directors of each Corporation.

     The persons named as proxy agents in the enclosed Proxy Card have advised the Board of Directors of each Corporation that it is their intention to cumulate votes in their discretion among all or less than all of the five nominees for the Board of Directors unless a specific direction to cumulate votes in a particular manner is included on the Proxy Card. If elected, the directors of each Corporation will hold office until the next Annual Meeting of such Corporation when their successors are elected. If any vacancy shall occur because of death or other unexpected occurrence in the slates of nominees listed below for election as directors, the proxy agents have advised the Boards of Directors of the Corporations that it is their intention to vote the proxies for such substitute nominees as may be proposed by or on behalf of the Boards of Directors of each of the Corporations.

     Information with respect to the nominees, the periods during which they have served as directors of each Corporation, their principal occupations and their ages is set forth in the following table:

                   First
                  Became
      Name      Director             Occupation (1)                 Age

Kieran E. Burke      1994 Chairman, Chief Executive Officer and      42
                          Director, Premier Parks, Inc.(formerly
                          The Tierco Group, Inc.)

Milton Cooper        1983 Chairman and Director, Kimco Realty        70
                          Corporation; Director, Getty Realty Corp.;
                          Mass Mutual Participation Investors-
                          Closed End Investment Co.;
                          Mass Mutual Investors-Closed End
                          Investment Co.

Michael J. Flynn     1990 Chairman of the Board, Blue Ridge          64
                          Real Estate Company and Big Boulder
                          Corporation since 1991; Vice Chairman
                          and Director, Kimco Realty Corporation
                          (since January 1996); Chairman of the
                          Board and President, Slattery
                          Associates, Inc. (November 1987-
                          December 1995)

Allen J. Model       1975 International Consultant, Overseas         53
                          Strategic Consulting, Ltd. (January,
                          1993-Present); Private Investor
                          (1991-1996); Director, Metro West Bank;
                          Lighting Controls Inc.; Anchor Health
                          Properties

Wolfgang Traber      1986 Chairman of the Board, Hanseatic           55
                          Corporation (August 1994-Present);
                          Partner and Chief Executive Officer,
                          HCH Hanseatic GmbH (August 1991-
                          August 1994);  Director, Petroleum
                          Heat and Power Company, Inc. and
                          Star Gas Corporation

(1) Unless otherwise noted, the affiliations shown constitute the individual's principal business experience for at least the last 5 years. Directorships in public companies are also identified.

     Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or any other person or persons relating to his election as a director except that such nominees have agreed to serve as a director of the Corporations if elected.

The directors are to be elected by a plurality of the votes cast at the Joint Meeting. The Board of Directors unanimously recommends a vote FOR each of the nominees.

COMMITTEES AND MEETINGS

     Each Board of Directors has an Executive Committee, an Audit
Committee and a Compensation Committee, but does not have a Nominating Committee. Each Board of Directors held two meetings during Fiscal 1999.

     The Executive Committee of each Corporation consists of Kieran E. Burke, Michael J. Flynn and Allen J. Model. This Committee is empowered to exercise all powers of the Board of Directors, except action on dividends, during the intervening period between regular Board Meetings. The Executive Committee did not convene in Fiscal 1999.

     The Audit Committee of each Corporation, composed of Michael J. Flynn and Allen J. Model, held one meeting during Fiscal 1999. The Audit Committee reviews, with the Corporations' independent certified public accountants (i) the scope of auditing procedures, (ii) the Corporations' accounting procedures and controls, and (iii) the Corporations' audit report and financial statements.

     The Compensation Committee of each Corporation consists of Kieran
E. Burke and Michael J. Flynn. This Committee reviews general compensation policies and reviews and recommends salary and other adjustments for employees and executive officers. The Compensation Committee did not convene in Fiscal 1999.

     All Directors attended at least 75% of the aggregate of the total number of meetings of the Boards of Directors and of Committees of the Boards on which they served, except for Kieran Burke and Milton Cooper.

HOLDINGS OF COMMON STOCK

     The following table sets forth, as reported to the Corporations as of June 15, 1999, the number of shares of Common Stock of each Corporation owned or controlled by persons who beneficially own more than 5% of each Corporation's outstanding shares, the nominees for Directors, the Corporations' President, and the Corporations' President and directors as a group:
                                              Number of Shares   Percent
                                               Beneficially    of Shares
                 Name                         Owned (1)     Outstanding
Kieran E. Burke                                     -0-           -0-
Milton Cooper                                   877,160(2)      44.48%
Michael J. Flynn                                 36,100(3)       1.8%
Allen J. Model                                  287,551(4)      14.58%
Wolfgang Traber                                     -0-           -0-
Gary A. Smith                                       635            *
Melanie Murphy                                       10            *
Peter Model                                     266,014(5)      13.49%
  310 S. Juniper Street
  Philadelphia, Pa. 19107

All Executive Officers and Directors
  Named Above as a Group (7 Persons)          1,201,456(6)      60.93%
*Less than 1%

(1) Beneficial ownership of shares comprises voting power (the power to vote, or direct the voting, of such shares) and/or investment power (the power to dispose, or to direct the disposition, of such shares).

(2) As reflected in Amendment No.7 to Schedule 13D filed with the SEC on December 3, 1997. Includes 67,803 shares as to which Mr. Cooper disclaims beneficial ownership; such shares are owned by KC Holdings,

Inc., a corporation for which Mr. Cooper is Chairman of the Board and President. Mr. Cooper owns approximately 7.7% of the outstanding stock of KC Holdings, Inc.

(3)  Includes currently exercisable option to purchase 35,000 shares.

(4) As reflected in Amendment No.4 to Schedule 13D filed with the SEC on December 12, 1997. Includes 232,693 shares held as co-trustee, with Peter Model, of the Trust under Paragraph I, Article Sixth of the Last Will and Testament of Leo Model; 21,663 shares held in trust for himself and his children of which Mr. Model is trustee with another person and 1,267 shares held by his wife, Pamela Model, as to which Mr. & Mrs. Model share voting and dispositive power.

(5) As reflected in Amendment No.4 to Schedule 13D filed with the SEC on December 12, 1997. Beneficial ownership, for which the Corporations are aware, includes 232,693 shares held as trustee as described in footnote (4) above; 11,658 shares to which he exercises sole voting and investment power; and 21,663 shares held in trust for the benefit of Peter Model and his children as to which Peter Model, as a trustee, shares voting and investment power.

(6)  Includes option to purchase 35,000 shares identified in footnote
(3) above.

REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth compensation information for the last three fiscal years with respect to the President and last fiscal year to the Vice President of the Corporations. No other Employee's Annual Compensation (Salary and Bonus) exceeded $100,000 on an annualized basis or otherwise.

Annual Compensation (1)
 Name and Principal    Position       Year        Salary

 Gary A. Smith,        President      1999	      	 $157,000
                                      1998          143,467
                                      1997*         111,667
 Melanie Murphy, Vice President     		1999         $104,269

(1)  Compensation is paid to Mr. Smith by Blue Ridge Real Estate
Company, a portion of which is then allocated to Big Boulder
Corporation.

*During fiscal 1997, each of the Corporations changed its fiscal year-end from May 31 to March 31. The foregoing compensation reflects amounts paid for a ten-month year (June
1, 1996-March 31, 1997), which if annualized on a twelve-month basis would have equaled $130,000.

     Director Compensation. An annual retainer of $5,000 is paid to Kieran E. Burke, Allen J. Model and Michael J. Flynn. An annual retainer of $1,000 is paid to Milton Cooper, and Wolfgang Traber. All

Directors receive $1,000 for each Board Meeting they attend. Directors do not receive compensation for committee meetings. Michael J. Flynn, Chairman of the Board, received a $35,000 consulting fee during Fiscal 1999. Mr. Flynn has an Option to Purchase 35,000 shares of Common Stock at $6.75 per share exercisable to July 1, 2003.

     Employee Benefit Plans. The Corporations have a defined benefit pension plan. Eligible employees of the Corporations and certain of their subsidiaries participate in the pension plan which provides to each such participant annual retirement income beginning at age 65 equal product of (x) 31% of the first $10,000 of such participant's average compensation for the five highest consecutive years in the last ten year ("final average earnings") prior to retirement during which the employee was most highly paid plus 40% of such earnings in excess of $10,000; and
(y) the ratio of the participant's years of credited service (if less than 15 years) to 15 years.

     The table which follows shows the estimated annual benefits payable upon retirement to persons in specified remuneration and years of service classifications under the pension plan. The retirement benefits shown are based upon retirement at the age of 65.

Years of Service
     Average Salary*            5               10               15**
     $   15,000               1,700            3,400            5,100
     $   30,000               3,700            7,400           11,100
     $   45,000               5,700           11,400           17,100
     $   60,000               7,700           15,400           23,100
     $   75,000               9,700           19,400           29,100
     $   90,000              11,700           23,400           35,100
     $  105,000              13,700           27,400           41,100
     $  120,000              15,700           31,400           47,100
     $  135,000              17,700           35,400           53,100
     $  150,000              19,700           39,400           59,100

     *Based on 5 consecutive years of highest earnings in the last 10 years.
   **Minimum number of years of continuous service required to receive maximum pension.
     Remuneration covered by the pension program includes salary, overtime and awards under an annual incentive program.
   Mr. Smith has 16 years of credited service and $150,000 remuneration for purposes of the pension program.
   Ms. Murphy has 15 years of credited service and $104,269 remuneration for purposes of the pension program.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporations' officers, directors and persons who own more than ten percent of a registered class of the Corporations' equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission").

officers, directors and 10% Holders are required by Commission regulations to furnish the Corporations with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms received, or written representations from certain reporting persons, the Corporations believe that during the period from April 1, 1998 through March 31, 1999, all filing requirements applicable to its officers, directors and 10% Holders were fulfilled.

SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETINGS

     Consideration of certain matters is required at the Annual Meetings of Shareholders, such as the election of directors. In addition, pursuant to applicable regulations of the Securities and Exchange Commission, Shareholders may present proposals, which are proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meetings, by submitting their proposals to the Corporations at their principal offices on a timely basis. In order to be included for the 2000 Annual Meetings, proposals must be received by March 22, 2000.

OTHER MATTERS

     The Board of Directors of each Corporation are not aware of any matters, other than those listed in the Notice of Annual Meetings, that may be properly brought before the Joint Meeting. If, however, any other matter not now known properly comes before the Joint Meeting, the persons named in the enclosed Proxy Card will vote the proxies in their discretion on such matters.


                                         BLUE RIDGE REAL ESTATE COMPANY
                                            BIG BOULDER CORPORATION
                                         Eldon D. Dietterick, Secretary

Dated:  Blakeslee, Pennsylvania
		July 6, 1999

July 6, 1999

VIA EDGAR
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Blue Ridge Real Estate Company and Big Boulder Corporation-
	Definitive Proxy Statement (SEC File Nos.0-2843, 0-2844)
Dear Sir or Madam:
On behalf of Blue Ridge Real Estate Company ("Blue Ridge") and Big Boulder Corporation ("Big Boulder", and together with "Blue Ridge", the "Companies"), we have filed via the EDGAR system pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended, the DEFINITIVE Proxy Statement of the Companies in connection with the 1999 Joint Annual Meeting of Stockholders of the Companies.
If you have any questions regarding the enclosed, please contact me at
(717)443-8433 or Brian J. Lynch at Morgan, Lewis & Bockius LLP at
(215)963-5523.

Very truly yours,

Eldon D. Dietterick
Corporate Secretary

Enclosure